                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                         ARDEN GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                                                PRELIMINARY COPY

                               ARDEN GROUP, INC.
                           2020 SOUTH CENTRAL AVENUE
                           COMPTON, CALIFORNIA 90220
                                 (310) 638-2842

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 17, 1998

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Arden Group, Inc. (the "Company") will be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 17, 1998, at 10:00 a.m. local time in Los Angeles, for the following purposes:

    1.  To elect three directors for a term of three years each;

    2.  To approve the Bernard Briskin Bonus Plan;

    3. To amend the Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 5,000,000 to 10,000,000 and the Class B Common Stock from 500,000 to 1,500,000 shares;

    4. To ratify the selection of independent certified public accountants for the 1998 fiscal year; and

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on May 13, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder at the meeting and, for 10 days prior to the meeting, during ordinary business hours at Arden Group, Inc., 9595 Wilshire Boulevard, Suite 411, Beverly Hills, California 90212.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED, POSTAGE PREPAID ENVELOPE. THE RETURN OF YOUR PROXY WILL NOT PRECLUDE YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE MEETING.

                                          By Order of the Board of Directors

                                          Assistant Secretary

May 18, 1998

            PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE INVOLVED
                            IN FURTHER COMMUNICATION

                                                                PRELIMINARY COPY

                               ARDEN GROUP, INC.
                           2020 SOUTH CENTRAL AVENUE
                           COMPTON, CALIFORNIA 90220

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                ON JUNE 17, 1998

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

GENERAL

    This Proxy Statement is furnished by the Board of Directors of Arden Group, Inc. (the "Company") in connection with its solicitation for use at the Annual Meeting of Stockholders (the "Meeting") to be held at The Beverly Hilton Hotel, Rodeo Room in the Executive Center, 9876 Wilshire Boulevard, Beverly Hills, California, on June 17, 1998, at 10:00 a.m. local time in Los Angeles, and at any adjournment thereof. The approximate date on which this Proxy Statement and the accompanying forms of proxy will first be sent to stockholders is May 18, 1998.

    All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted as specified, or, if no specification is made, for (i) the election as director of management's nominees; (ii) approval of the Bernard Briskin Bonus Plan; (iii) the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of the Class A Common Stock and the Class B Common Stock; and
(iv) the ratification of the selection of independent certified public accountants. The Company does not know of any other business that will be presented for action at the Meeting, but if any matter is properly presented, the persons named in the accompanying proxies will vote thereon in accordance with their judgment. A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with an Assistant Secretary of the Company, by timely delivery of a later proxy or by voting in person at the Meeting contrary to the manner in which the proxy is to be voted.

    The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock of the Company and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers or employees of the Company and its subsidiaries in person or by telephone or telegraph, for which such persons will receive no special compensation. In addition, Beacon Hill Partners, Inc. ("Beacon Hill") has been retained by the Company to aid in the solicitation of proxies from banks, brokers and nominees and will solicit such proxies by mail, telephone, telegraph and personal interview, and request brokerage houses and nominees to forward soliciting material to beneficial owners of the Company's stock. For these services, Beacon Hill will be paid a fee of $3,000 plus expenses.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

    The Board has fixed the close of business on May 13, 1998, as the record date for the determination of holders of Class A Common Stock and Class B Common Stock entitled to notice of and to vote at the Meeting. Accordingly, only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on such date will be entitled to vote such shares at the Meeting. At the close of business on May 13, 1998, there were outstanding 554,134 shares of Class A Common Stock and 342,246 shares of Class B Common Stock. Each share of Class A Common Stock will entitle the holder thereof to one vote on all matters described in this Proxy Statement and all other matters which could be properly brought before the Meeting. Each share of Class B Common Stock will entitle the holder thereof to 10 votes on all matters described in this Proxy Statement and most other matters which could be properly brought before the Meeting. As of May 13, 1998, there were approximately 1,424 holders of record of Class A Common Stock and 11 holders of record of Class B Common Stock. The presence, either in person or by properly executed proxy, of stockholders holding of record a number of shares entitling them to exercise a majority of the voting power of the Company is necessary to constitute a quorum at the Meeting with respect to proposal number 2 and proposal number 4 on the Notice of Annual Meeting accompanying this Proxy Statement and the presence, either in person or by properly executed proxy, of both (i) stockholders holding of record a number of shares of Class A Common Stock entitling them to exercise a majority of the voting power of such class of stock and (ii) stockholders holding of record a number of shares of Class B Common Stock entitling them to exercise a majority of the voting power of such class of stock is necessary to constitute a quorum at the Meeting with respect to proposal number 1 and proposal number 3 described on the Notice of Annual Meeting accompanying this Proxy Statement.

PRINCIPAL STOCKHOLDERS

    As of May 13, 1998, the only persons known to the Company to own beneficially more than 5% of the then outstanding shares of Class A Common Stock or Class B Common Stock were the following:

                                                                             AMOUNT AND
                                                                             NATURE OF
                                                                             BENEFICIAL    PERCENT OF     PERCENT OF
TITLE OF CLASS                     NAME AND ADDRESS OF BENEFICIAL OWNER     OWNERSHIP(1)    CLASS(1)      TOTAL VOTE
------------------------------  ------------------------------------------  ------------  -------------  -------------
Class A Common Stock..........  City National Bank, as Trustee                   64,385          11.6%           1.6%
                                  of the Company's Stock Bonus Plan and
                                  Trust (the "Stock Bonus Plan")
                                  400 North Roxbury Drive, Suite 500
                                  Beverly Hills, CA 90210

Class A Common Stock..........  Bernard Briskin                                 166,666(2)        30.1%          4.2%
                                  Arden Group, Inc. 9595 Wilshire Blvd.,
                                  Suite 411
                                  Beverly Hills, CA 90212

Class B Common Stock..........  Bernard Briskin                                 340,624          99.5%          85.7%

------------------------

(1) Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. For purposes of this table, 339,300 shares of Company Class A Common Stock which are held by AMG Holdings, Inc., an indirect wholly owned subsidiary of the Company, are not deemed to be outstanding.

(2) This amount includes the following shares: (i) 59,944 shares owned by Mr. Briskin's wife; (ii) 46,524 shares held in trust (of which Mr. Briskin is a trustee) for the benefit of Mr. Briskin, his children and his mother; and
    (iii) 24,503 shares held in an Individual Retirement Account by Mr. Briskin's wife. Mr. Briskin disclaims any beneficial ownership of the shares set forth in clauses (i) and (iii) hereof. Mr. Briskin shares voting and investment power with respect to the shares referred to in clause (ii), shares voting power but denies that he has or shares investment power with respect to the shares referred to in clauses (i) and (iii). Nothing herein should be construed as an admission that Mr. Briskin is in fact the beneficial owner of any of these shares.

    If Mr. Briskin converted all of the Class B Common Stock to Class A Common Stock (convertible on a share for share basis) of which he is shown as the beneficial owner, his beneficial ownership of Class A Common Stock would be increased to 507,290 shares or 56.6% of total shares outstanding.

                             ELECTION OF DIRECTORS
                         (PROPOSAL NO. 1 ON PROXY CARD)

    As permitted under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, the Company's Restated Certificate of Incorporation provides for a classified Board of Directors, with approximately one-third of the total authorized number of directors elected each year for a term of three years by straight (as distinguished from cumulative) voting.

    At the Meeting, it is proposed to elect the three nominees shown below to hold office as directors until the Company's Annual Meeting in 2001 or until such directors' successors have been elected and qualified. Each nominee is now a director of the Company.

    Under Article Fourth of the Restated Certificate of Incorporation of the Company, so long as the total number of outstanding shares of Class B Common Stock is equal to or greater than 12.5% of the total aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock, the holders of Class A Common Stock are entitled to elect at any meeting therefor only such number of directors as, when added to the number of continuing directors previously elected by the holders of Class A Common Stock, equals 25% of the total number of directors of the Company (rounded up to the nearest whole number); the remaining directors are to be elected by the holders of the Class B Common Stock. Pursuant to the terms of the Company's Restated Certificate of Incorporation, the holders of Class A Common Stock are entitled to elect one director at the Meeting and will have one vote per share for the election of such director. The holders of Class B Common Stock are entitled to elect two directors at the Meeting and will have 10 votes per share for each director to be elected by such stockholders. The election of the directors requires the affirmative vote of the holders of a plurality of the shares of such class of stock present, in person or by proxy, and entitled to vote at the Meeting. Any votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no effect on the vote with respect to the election of directors.

    The Board of Directors recommends a vote FOR the election of each of the three nominees whose names are shown below.

    Management is not aware of any circumstance that would render any nominee unable to serve. However, if any nominee should unexpectedly become unavailable for election, votes will be cast, pursuant to the accompanying proxies, for the election of a substitute nominee or nominees who may be selected by the present Board of Directors. At present there is one vacancy on the Board of Directors in the directors to be elected by the holders of Class B Common Stock, which director's term would expire in 1999. The Board of Directors has not completed its search for a qualified person to fill such vacancy.

    Below is set forth certain information concerning the nominees and the three continuing directors as of May 13, 1998. Certain of this information has been supplied by the persons named:

NOMINEE FOR ELECTION BY CLASS A COMMON STOCKHOLDERS
FOR A THREE-YEAR TERM ENDING IN 2001:

                                                                                                        DIRECTOR       TERM
NAME                          AGE             PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS(1)             SINCE       EXPIRES
------------------------      ---      --------------------------------------------------------------  -----------  -----------
Daniel Lembark..........          73   Financial Consultant and Certified Public Accountant.                 1978         1998

NOMINEES FOR ELECTION BY CLASS B COMMON STOCKHOLDERS
FOR A THREE-YEAR TERM ENDING IN 2001:

                                                                                                        DIRECTOR       TERM
NAME                          AGE             PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS(1)             SINCE       EXPIRES
------------------------      ---      --------------------------------------------------------------  -----------  -----------
Bernard Briskin.........          74   Chairman of the Board of Directors, President and Chief               1970         1998
                                         Executive Officer of the Company and Arden-Mayfair, Inc., a
                                         subsidiary of the Company, and Chairman of the Board of AMG
                                         Holdings, Inc. and Gelson's Markets, both subsidiaries of
                                         Arden-Mayfair.

John G. Danhakl.........          42   Partner of Leonard Green & Partners from March 1995 to                1995         1998
                                         present. Director of Big 5 Sporting Goods, Inc.,
                                         Communications and Power Industries, Inc. and Twin
                                         Laboratories Corporation. Managing Director of Donaldson
                                         Lufkin Jenrette Securities Corporation from March 1990 to
                                         February 1995.

CONTINUING DIRECTORS: (2)

Robert A. Davidow..          56   Director, Vice Chairman of WHX Corporation since          1993         1999
                                    April 1991; private investor.

Stuart Krieger.....          80   Business Consultant                                       1978         2000
                                    Director of American Rocket Co.

Ben Winters........          77   Business Consultant.                                      1978         2000

------------------------

(1) Unless otherwise indicated, principal occupation or occupations shown have been such for a period of at least five years in the aggregate.

(2) Date shown for term of service indicates commencement of service as a director of the Company or Arden-Mayfair.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company has audit, nominating, investment and compensation committees. Current members of the audit committee are Mr. Lembark, chairman, and Messrs. Krieger and Winters. This committee, which monitors significant accounting policies, approves services rendered by the independent auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services, met three times in 1997. Current members of the compensation committee are Mr. Danhakl, chairman, and Messrs. Davidow and Lembark. This committee, which considers and makes recommendations as to salary and incentive compensation awards to senior executive officers, met twice in 1997. Current members of the investment committee are Mr. Davidow, chairman, and Messrs. Briskin, Danhakl and Winters. This committee defines the short term investment strategy for the Company and met four times in 1997. Current members of the nominating committee are Mr. Winters, chairman, and Messrs. Briskin and Krieger. This committee, which was established to select candidates for nomination and election as directors, met once in 1997. The nominating committee will consider qualified nominees recommended by stockholders. Stockholders who wish to recommend qualified nominees should write to an Assistant Secretary of the Company at 2020 South Central Avenue, Compton, California 90220, and should state the qualifications of persons proposed by them.

    During the 1997 fiscal year, the Board of Directors held five meetings. Each of the directors attended over 75% of the aggregate of all of the meetings of the Board of Directors and meetings held by all committees of the Board on which he served during such period.

COMPENSATION OF DIRECTORS

    During 1997, each non-employee director of the Company was compensated for all services as a director at an annual rate of $18,000 plus $1,000 for each Board meeting attended and $1,000 for attendance at each committee meeting. Non-employee directors who serve as committee chairmen are entitled to an additional $4,200 per year.

BENEFICIAL OWNERSHIP OF THE COMPANY'S STOCK BY MANAGEMENT

    The following table shows, as of May 13, 1998, the beneficial ownership of the Company's equity securities by each director or nominee, Ernest T. Klinger, CFO, VP Finance and Administration, and by all directors and executive officers as a group.

                                                                              AMOUNT AND
                                                                              NATURE OF
                                                      TITLE OF CLASS          BENEFICIAL    PERCENT OF     PERCENT OF
NAME                                                OF COMPANY'S STOCK       OWNERSHIP(1)    CLASS(1)      TOTAL VOTE
----------------------------------------------  ---------------------------  ------------  -------------  -------------
                                                       Class A Common Stock      166,666(2)        30.1%          4.2%
                                                       Class B Common Stock      340,624          99.5%          85.7%
Bernard Briskin...............................
Robert A. Davidow.............................         Class A Common Stock            0
John G. Danhakl...............................         Class A Common Stock            0
Stuart A. Krieger.............................         Class A Common Stock            0
Daniel Lembark................................         Class A Common Stock            0
Ben Winters...................................         Class A Common Stock          100            (4)            (5)
Ernest T. Klinger.............................         Class A Common Stock          343(3)          (4)           (5)
                                                                                 167,109(3)        30.2%          4.2%
                                                       Class A Common Stock      340,624          99.5%          85.7%
                                                       Class B Common Stock
All directors and executive officers as a
  group (7 persons)...........................

------------------------

(1) Unless otherwise indicated to the contrary, all beneficial owners have sole investment and voting power. The number of outstanding shares of Company Class A Common Stock on which the percentages shown in this table are based does not include 339,300 shares of Company Class A Common Stock held by AMG Holdings, Inc.

(2) See note (2) to the table under "Principal Stockholders" set forth above.

(3) Includes shares held in the Stock Bonus Plan for their accounts.

(4) Did not exceed 1% of the outstanding shares of the class.

(5) Did not exceed 1% of the total vote.

EXECUTIVE OFFICERS OF THE COMPANY

    Set forth below is certain information regarding the persons who presently serve as executive officers of the Company.

NAME                                               AGE                      POSITIONS AT THE COMPANY(1)
---------------------------------------------      ---      ------------------------------------------------------------
Bernard Briskin..............................          74   Chairman of the Board, President and Chief Executive Officer
                                                            of the Company.

Ernest T. Klinger............................          62   Vice President Finance and Administration and Chief
                                                            Financial Officer of the Company.

------------------------

(1) Unless otherwise indicated, principal occupation or occupations shown have been such for a period of least five years in the aggregate.

    Executive officers of the Company are elected annually by the Company's Board of Directors and serve at the discretion of the Board, with the exception of Mr. Briskin, who has an employment agreement. See "Employment
Agreement--Bernard Briskin."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that directors and executive officers of the Company, as well as persons holding more than ten percent (10%) of a registered class of the Company's equity securities, file with the Securities and Exchange Commission initial reports of the ownership and reports of changes of ownership of Class A Common Stock and other equity securities of the Company. Based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended January 3, 1998, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent (10%) beneficial owners were complied with.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

    GENERAL. The following table sets forth the total annual and long-term compensation paid or accrued by the Company and its subsidiaries in connection with all businesses of the Company and its subsidiaries to or for the account of the Chief Executive Officer of the Company and each other executive officer of the Company whose total annual salary and bonus for the fiscal year ended January 3, 1998 exceeded in the aggregate $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                       -----------------------------------
                                                                                 AWARDS PAYOUTS
                                                                       -----------------------------------
                                          ANNUAL COMPENSATION                       SECURITIES-
                                  -----------------------------------  RESTRICTED   UNDERLYING
                                                        OTHER ANNUAL      STOCK      OPTIONS/      LTIP       ALL OTHER
NAME AND                           SALARY      BONUS    COMPENSATION    AWARD(S)      SARS(1)     PAYOUTS   COMPENSATION
PRINCIPAL POSITION       YEAR        ($)        ($)        ($) (4)         (1)          ($)         (1)      ($) (2)(3)
---------------------  ---------  ---------  ---------  -------------  -----------  -----------  ---------  -------------
Bernard Briskin,.....       1997  $ 500,000  $ 496,780(5)                                                     $  12,800
  Chief Executive           1996    450,177    191,632                                                            9,000
  Officer                   1995    444,400    407,624                                                           10,500

Ernest T.
  Klinger, ..........       1997    190,000     40,000                                                           12,800
  CFO, VP Finance           1996    190,000     40,000                                                            9,000
  and Administration        1995    190,000     40,000                                                           10,500

------------------------------

(1) The Company did not grant to Mr. Briskin or Mr. Klinger any restricted stock, stock options or stock appreciation rights ("SARs") and made no payout to them on any long-term incentive plan in fiscal years 1997, 1996 or 1995.

(2) Includes the Company contribution to the Arden Group, Inc. 401(k) Retirement Savings Plan and the Arden Group, Inc. Stock Bonus Plan. In 1997, Messrs. Briskin and Klinger were each allocated $9,600 to their 401(k) account and $3,200 to their Stock Bonus Plan account.

(3) Does not include retirement benefits from the Telautograph Pension Plan (terminated in December 1993).

(4) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the compensation received by the named officers in any of the years for which compensation information is reported.

(5) Reflects the bonus payable to Mr. Briskin based upon the formula set forth in the Second Amendment to Mr. Briskin's Employment Agreement, as described hereafter under "Approval of Bernard Briskin Bonus Plan", which bonus arrangement is subject to stockholder approval.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors has a Compensation Committee. At the end of fiscal 1997 the Compensation Committee consisted of the following directors, none of whom are or have been officers or employees of the Company:

             John G. Danhakl, Chairman
             Robert A. Davidow
             Daniel Lembark

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors and is responsible for the development of Company policies relating to executive compensation. The Committee's principal objective is to aid the Company in achieving its goals by the establishment of compensation policies which will attract and retain superior talent and also reward performance.

    The compensation of Mr. Bernard Briskin, the Chief Executive Officer of the Company, is established under an Employment Agreement dated May 13, 1988, as amended by Amendment to Employment Agreement dated April 27, 1994 (the "Employment Agreement") which was further amended in January 1998, effective January 1, 1997 (the "Second Amendment"). The Second Amendment extended the expiration date of the term of the Employment Agreement from January 1, 2001 to January 1, 2004, increased Mr. Briskin's base annual salary to $500,000 effective January 1, 1997, excluded from the definition of Pre-Tax Profits upon which Mr. Briskin's bonus is determined any arbitration award to Danka and the associated expense in 1997 as a charge to discontinued operations which had the effect of increasing the amount of Mr. Briskin's bonus in 1997 from $344,871 to $496,780, increased the maximum annual reimbursement for medical expenses for Mr. Briskin and his immediate family from $100,000 to $200,000 and provides for annual retirement compensation equal to twenty-five percent of Mr. Briskin's average base salary and bonus earned in the last three fiscal years prior to his retirement and continuation of health insurance benefits and automobile allowance. Mr. Briskin's bonus arrangement for 1997 and years following under the Second Amendment is subject to stockholder approval. If Mr. Briskin's bonus arrangement is not approved by the stockholders of the Company, the bonus will be determined under the Employment Agreement and Mr. Briskin will have the right to terminate the Employment Agreement as amended by the Second Amendment on six months prior notice to the Company. Pursuant to the terms of the Second Amendment, Mr. Briskin's base salary will be increased on January 1 of each year of the term of the Second Amendment commencing January 1, 1998 based upon increases in the Consumer Price Index subject, however, to a maximum annual increase of 4%. His annual bonus will equal 2 1/2% of the Company's first $2,000,000 of Pre-Tax Profits (as defined in the Second Amendment) plus 3 1/2% of Pre-Tax Profits in excess of $2,000,000. In addition, if he becomes permanently disabled, dies or his employment is terminated prior to January 1, 2004, the cumulative unpaid portion of two notes from Mr. Briskin to the Company, in the amount of $255,000 as of March 6, 1998, will be forgiven. The maturity dates of the two notes was extended to December 31, 2003 with equal annual principal payments of $40,000 plus interest at 6% per annum.

    The Committee felt that Mr. Briskin's continuing services were important to the continuing success of the Company. Accordingly, the Committee supported an extension of the term of Mr. Briskin's Employment Agreement. Further, in considering the terms and conditions of the Second Amendment, the Committee took into account a number of factors including, without limitation, comparative salaries of other chief executive officers, Mr. Briskin's length of service as Chief Executive Officer of the Company, his responsibilities and his contributions to the Company's expansion and development and the fact that since 1994 Mr. Briskin had received only modest increases in his base compensation. Since Mr. Briskin's bonus is directly determined on the basis of the Pre-Tax Profits of the Company, the Committee did not feel that this portion of his compensation which was intended to be directly related to performance should be adversely impacted by accumulated arbitration costs and award which are unrelated to the Company's continuing business. For this reason the Committee approved a modification of Mr. Briskin's bonus computation in the Second Amendment by deleting the charge to discontinued operations from the definition of Pre-Tax Profits.

    As to executives other than Mr. Briskin, the Committee recommends compensation for them to the Board of Directors. Such compensation is designed to achieve an overall level of compensation which is competitive with other companies in the supermarket business in Southern California. By taking into account the individual performance, responsibility and achievement level of the executives involved and the annual and long term performance of the Company, the actual compensation level for such executives recommended by the Committee may be greater or less than the average of competitive levels in such other companies. Accordingly, the Committee exercises its best judgment in setting executive compensation based upon a number of internal, external and individual factors.

    The Company's Stock Bonus Plan is included as a component of executive compensation and this, as well as the other factors, operates to link a portion of executive compensation to Company profitability.

    In general, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows deductions by a publicly traded corporation for compensation in excess of $1,000,000 to its chief executive officer or any of its four other highest paid officers. The Committee does not expect that any executive officer's compensation for the 1998 fiscal year will exceed the $1,000,000 IRS deduction cap since the amount of Mr. Briskin's annual bonus arrangement should be excluded from the computation to determine whether his compensation exceeds the $1,000,000 deduction cap.

John G. Danhakl, Chairman
Robert A. Davidow
Daniel Lembark

Members of the Compensation Committee.

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative total stockholder return on the Class A Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's Food Retailers Index and the Dow Jones Food Retailers Index for the period of five years commencing December 31, 1992 and ending December 31, 1997. The graph assumes that $100 was invested on December 31, 1992 in the Class A Common Stock and in each of the above-mentioned indices that all dividends were reinvested.

                           TOTAL SHAREHOLDERS RETURN
                               ARDEN GROUP, INC.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           ARDEN GROUP, INC.    S&P 500 INDEX   S&P FOOD RETAILERS INDEX
1992                  $100.00          $100.00                   $100.00
1993                   145.71           110.08                     97.00
1994                   130.00           111.53                    103.82
1995                   170.00           153.45                    132.99
1996                   165.37           188.68                    154.40
1997                   274.63           251.63                    201.60

STOCK BONUS PLAN

    The Stock Bonus Plan is a non-contributory trusteed profit sharing plan which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). All non-union employees over 18 years of age who complete 1,000 hours of service are eligible to become participating employees in the Stock Bonus Plan. Contributions to the Stock Bonus Plan for any fiscal year, as determined by the Board of Directors, are discretionary, but in no event to exceed 15% of the annual aggregate salaries of those employees eligible for participation in the Stock Bonus Plan. Any assets of the Stock Bonus Plan which are not invested in the Company's Class A Common Stock may be invested in certain government backed securities. Contributions to the Stock Bonus Plan are allocated among eligible participants in the proportions of their salaries to the salaries of all participants. Contributions accrued for the Stock Bonus Plan in 1997 were $135,000.

ARDEN GROUP, INC. 401(K) RETIREMENT SAVINGS PLAN

    Effective January 1, 1992, the Company's Board adopted the Arden Group, Inc. 401(k) Retirement Savings Plan (the "Company Savings Plan"). All non-union employees of the Company and its subsidiaries who have attained the age of 18 and have completed at least one year of service with any of such companies are entitled to participate in the Company Savings Plan. The Company Savings Plan provides that, with certain limitations, a participating employee may elect to contribute up to 15% of such employee's annual compensation to the Company Savings Plan on a tax-deferred basis, subject to a limitation that the annual elective contribution may not exceed an annual indexed dollar limit determined pursuant to the Code ($10,000 in 1997). Annual contributions are made by the Company in a discretionary amount as determined by the Company each year. Contributions accrued for the Plan in 1997 and contributed in early 1998 were $406,000.

EMPLOYMENT AGREEMENT--BERNARD BRISKIN

    Mr. Briskin is employed as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and Arden-Mayfair, Inc. and the Chairman of the Board and Chief Executive Officer of AMG Holdings, Inc. and Gelson's Markets pursuant to an employment agreement which was entered into as of May, 1988, amended in April 1994 retroactive to January 1, 1994 and further amended in January 1998, effective in January 1997 (the Agreement as amended is hereinafter referred to as the Second Amendment.) The Second Amendment has a term ending at January 1, 2004 and provides that the term thereof is subject to automatic extension thereafter for periods of one fiscal year each unless either his employers or Mr. Briskin gives notice of termination not less than 15 months nor more than 18 months prior to the date upon which the term of the Second Amendment will expire.

    The Second Amendment provides for an annual base salary of $500,000 and a bonus based upon the "Pre-Tax Profits" of the Company as described under "Approval of Bernard Briskin Bonus Plan" below. The annual base salary is subject to a cost of living adjustment effective as of January 1, 1998 and as of January 1 of each year thereafter (the Adjustment Date.) The base salary is adjusted for increases in the Consumer Price Index for All Urban Wage Earners and Clerical Workers Los Angeles-Anaheim-Riverside Metropolitan Area (1982-1984=100) published by the Bureau of Labor Statistics of the United States Department of Labor (the Index). The base salary is adjusted for 100% of any increase in the Index up to 3% and 50% for any increase in the Index in excess of 3% up to 5%, with no adjustment for any increase in the Index in excess of 5%. The amount of the increase in the Index is calculated by dividing the Index for the month of October immediately preceding the applicable Adjustment Date by the Index for the month of October of the immediately preceding calendar year.

    The Second Amendment also provides for certain expense reimbursement and personal benefits, including payment or reimbursement for uninsured medical expenses of Mr. Briskin and his immediate family up to a maximum of $200,000 during any calendar year. In addition, if he becomes permanently disabled, dies or his employment is terminated prior to January 1, 2004, the cumulative unpaid portion of two notes from Mr. Briskin to the Company, in the amount of $255,000 as of March 6, 1998, will be forgiven. The maturity dates of the two notes was extended to December 31, 2003 with equal annual principal payments of $40,000 plus interest at 6% per annum.

    The Second Amendment provides that its terms will be subject to review during the 2002 fiscal year by the Compensation Committee of the Board of Directors. Pursuant to this provision, the terms of the Second Amendment may be modified. See "Approval of Bernard Briskin Bonus Plan" below.

                     APPROVAL OF BERNARD BRISKIN BONUS PLAN
                         (PROPOSAL NO. 2 ON PROXY CARD)

    As described under "Employment Agreement--Bernard Briskin", the Board of Directors of the Company, following approval by the Compensation Committee of the Board of Directors, approved a

Second Amendment to Employment Agreement between the Company and Bernard Briskin, President and Chief Executive Officer of the Company. The Second Amendment, effective as of January 1, 1997, among other things, (a) extends the expiration date of the initial term of the employment agreement from January 1, 2001 to January 1, 2004 thereby extending for such additional period the bonus arrangement for Mr. Briskin which has been in effect since fiscal year 1994 and was previously approved by the stockholders, and (b) amends certain terms of the bonus arrangement as noted below.

    Under the previously-approved bonus arrangement, Mr. Briskin was entitled to an annual bonus in an amount equal to certain specified percentages of the "Pre-Tax Profits" for each fiscal year. The percentage of Pre-Tax Profits was, and under the Second Amendment will continue to be, 2.5% of the first $2,000,000 of Pre-Tax Profits for each fiscal year and 3.5% of all Pre-Tax Profits in excess of $2,000,000 for each fiscal year. The term "Pre-Tax Profits" meant, for fiscal years 1994 to 1996, the amount shown on the audited Consolidated Statement of Operations of the Company for the fiscal year under the caption "Income Before Income Taxes and Extraordinary Items", adjusted so as to exclude any charge, accrual or deduction for any bonus paid or payable to Mr. Briskin. The Second Amendment amends the definition of Pre-Tax Profits to exclude therefrom any arbitration award to Danka and the associated expense in 1997 as a charge to discontinued operations. The effect of this amendment to the definition of Pre-Tax Profits is to increase the amount of Mr. Briskin's bonus for fiscal 1997 from $344,871 to $496,780. It is not anticipated that such amendment will have any effect on bonuses which may become payable with respect to fiscal year 1998 or thereafter. The bonus paid to Mr. Briskin for fiscal year 1996 (which was determined in accordance with the prior definition of Pre-Tax Profits) was $191,632.

    Under the Second Amendment, the payment of Mr. Briskin's annual bonus for the 1997 fiscal year and thereafter is contingent upon (i) approval by the stockholders of the Company of the material terms of the annual bonus arrangement (as extended and amended by the Second Amendment) in accordance with the regulations promulgated under Section 162(m) of the Code, and (ii) prior to payment of a bonus with respect to a specific fiscal year, certification in writing by the Company's Compensation Committee that the Pre-Tax Profits were in fact achieved, and other material terms of the bonus formula were in fact satisfied, for such fiscal year.

    In general, Section 162(m) of the Code disallows deductions by a publicly held corporation for compensation in excess of $1,000,000 to its chief executive officer or any of its four highest paid officers (other than the chief executive officer). Under Section 162(m), certain performance based compensation is exempt from the $1,000,000 cap if (i) the performance goals are determined by the corporation's compensation committee comprised solely of two or more outside directors; (ii) the material terms of the arrangement under which it is to be paid (or if the material terms which were previously approved have been amended, such amended terms) are approved by the stockholders of the Company prior to payment; and (iii) before payment thereof, such compensation committee confirms that the performance goals were in fact satisfied. Because of the extension of the term of the bonus arrangement and an amendment to the terms thereof which has been made to the previously approved bonus arrangement (which amendment is described below), the Company is submitting the annual bonus arrangement contained in the Second Amendment to the stockholders for approval so as to exclude payment of such annual bonus from the computation made under the Code to determine whether Mr. Briskin's compensation exceeds $1,000,000 in any one year and, therefore, is to that extent not deductible by the Company for federal income tax purposes. If Mr. Briskin's bonus arrangement as so extended and amended is not approved by the stockholders, or if in any year the Company's Compensation Committee does not make the above-described written certification, Mr. Briskin may terminate his Employment Agreement upon six months' prior notice.

    The affirmative vote of a majority in voting interest of stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting of Stockholders is required to approve the annual bonus arrangement as so extended and amended. Abstentions and broker non-votes will not be voted for or against the proposal to approve the annual bonus arrangement but, because they will be included as votes present at the Meeting, will have the effect of a negative vote because the affirmative vote of a majority voting interest of the shares present at the Meeting is required to pass the proposal. The number of votes represented by shares beneficially owned by Mr. Briskin are sufficient to approve the annual bonus arrangement (as so extended and amended) and it is anticipated that such votes will be cast at the Annual Meeting in favor thereof.

    The Board of Directors recommends a vote FOR approval of the annual bonus arrangement for Mr. Briskin as set forth in the Second Amendment.

         APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                         (PROPOSAL NO. 3 ON PROXY CARD)

    The Board of Directors has unanimously approved and recommends to its stockholders the adoption of an amendment to Article Fourth of the Restated Certificate of Incorporation of the Company. The proposed amendment would increase (a) the authorized number of shares of the Class A Common Stock from five million shares to ten million shares and (b) the authorized number of shares of the Class B Common Stock from five hundred thousand shares to one million five hundred thousand shares. As a result of the foregoing, the aggregate number of shares which the Company is authorized to issue would be increased from six million shares to twelve million shares. Each additional share of Class A Common Stock and Class B Common Stock will have the same rights and privileges as the currently authorized Class A Common Stock and Class B Common Stock. If the stockholders approve the proposed increase in the authorized shares of Class A Common Stock and Class B Common Stock, the Board of Directors will have authority to issue the additional shares of Class A Common Stock and Class B Common Stock without further approval of stockholders except as required by applicable rules and regulations. Holders of Class A Common Stock and Class B Common Stock do not have preemptive rights, which means they do not have the right to purchase any new issuance of shares of Class A Common Stock or Class B Common Stock in order to maintain their proportionate interest. The Restated Certificate of Incorporation of the Company does provide, however, that no dividend or distribution payable in capital stock of the Company (other than Serial Preferred Stock) shall be paid on the Class A Common Stock or the Class B Common Stock unless a simultaneous dividend or other distribution in an equal amount per share (with only shares of Class A Common Stock being distributed with respect to Class A Common Stock and only shares of Class B Common Stock being distributed with respect to Class B Common Stock) is paid on the other class of Common Stock. The text of the proposed amendment is attached to this Proxy Statement as Exhibit A.

    The primary purpose of the amendment is to provide the Company with sufficient shares of Class B Common Stock to effect a four-for-one stock split of both the Class A Common Stock and the Class B Common Stock in order to bring the Class A Common Stock in compliance with revised requirements of the Nasdaq Stock Market for continued listing in the Nasdaq National Market. The stock splits will be in the form of stock dividends of three shares of Class A Common Stock to holders of Class A Common Stock for each share of Class A Common Stock held and three shares of Class B Common Stock to the holders of Class B Common Stock for each share of Class B Common Stock held. Subject to stockholder approval of the increase in the authorized shares of Class A Common Stock and Class B Common Stock, the Company plans to effect the four-for-one stock splits in the form of stock dividends to the respective holders of Class A Common Stock and Class B Common Stock.

    The Company's Class A Common Stock is traded on the Nasdaq National Market. The Company believes that it is in the best interests of the Company and its stockholders for the Class A Common Stock to continue to be traded on the Nasdaq National Market. Effective February 1998, the quantitative standards that a security must meet to continue to be designated as a National Market security were revised to, among other things, increase the minimum number of shares which must be held by the public (that is, the number of shares that are not held directly or indirectly by any officer, director or beneficial owner of more than 10% of the security) from 200,000 shares to 750,000 shares (the "public float"). As of the date of this Proxy Statement, the Company only has approximately 323,000 shares of Class A Common

Stock in the public float, and thus the Class A Common Stock does not meet the revised public float requirement for continued designation as a Nasdaq National Market security. The Company has requested and obtained from the Nasdaq Stock Market an extension of time within which to comply with the revised public float requirement before the Class A Common Stock is delisted from the Nasdaq National Market.

    To meet the revised public float requirement, the Company is proposing to effect a four-for-one stock split of the Class A Common Stock in the form of a stock dividend of Class A Common Stock in the amount of three shares of Class A Common Stock for each share of the Class A Common Stock held. The payment of the Class A Common Stock dividend will have the effect of increasing the total number of outstanding shares of the Class A Common Stock, including shares held by the Company as treasury shares, from 893,434 shares to 3,573,736 shares and of increasing the number of shares of the Class A Common Stock in the public float from approximately 323,000 shares to approximately 1,292,000 shares, thus satisfying the revised public float requirement and enabling the Class A Common Stock to continue to be listed on the Nasdaq National Market.

    The Restated Certificate of Incorporation of the Company provides that if a stock dividend is paid on either class of the Company's Common Stock, a simultaneous stock dividend in like amount must also be paid on the other class of Common Stock. Thus, in order to distribute the Class A Common Stock dividend, the Company is required to simultaneously effect a four-for-one stock split of the Class B Common Stock by distributing as a stock dividend to Class B Common Stock holders three shares of Class B Common Stock for each share of Class B Common Stock held. The distribution of the stock dividend on the Class B Common Stock will have the effect of increasing the outstanding number of shares of the Class B Common Stock of the Company from 342,246 shares to 1,368,984 shares. Since that number of shares exceeds the presently authorized 500,000 shares of the Class B Common Stock, the Restated Certificate of Incorporation must be amended to increase the authorized number of shares of Class B Common Stock in order to effect a four-for-one stock split of the Class B Common Stock and the four-for-one stock split of the Class A Common Stock. Accordingly, the Board of Directors is proposing the above-described amendment to its Restated Certificate of Incorporation increasing the authorized number of shares of Class B Common Stock so that the four-for-one stock split can be effectuated and the Class A Common Stock will be in compliance with the requirements for continued Nasdaq National Market listings.

    In addition to the necessary increase in the authorized number of shares of Class B Common Stock in order to effectuate the four-for-one stock splits, upon consummation of the four-for-one stock split the number of outstanding shares of Class A Common Stock, including shares held by the Company as treasury stock, will be increased to 3,573,736 shares and the number of shares of Class A Common Stock reserved for issuance upon conversion of the outstanding Class B Common Stock will be increased to 1,368,984 shares bringing the total of issued and outstanding and reserved shares of Class A Common Stock to 4,942,720 shares. This would leave the Company with only 57,280 authorized shares of Class A Common Stock for other corporate purposes. Although, other than the proposed four-for-one stock split, the Company has no present plans for the issuance of additional shares of Class A Common Stock, the Board of Directors is proposing to increase the authorized number of shares of Class A Common Stock to ten million shares, thereby providing the Company, following completion of the four-for-one stock split, with 5,057,280 authorized shares of Class A Common Stock which are not issued and outstanding or reserved for future issuance and which may be used for other corporate purposes.

    The affirmative vote of each of (a) a majority of the outstanding shares of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, with the holders of Class B Common Stock entitled to ten votes per share and the holders of Class A Common Stock entitled to one vote per share, (b) a majority of the outstanding shares of the Class A Common Stock, voting as a separate class, and (c) a majority of the outstanding shares of the Class B Common Stock, voting as a separate class, is required for approval of the proposed amendment. Any abstentions or broker non-votes on the proposed amendment will have the same effect as a negative vote.

    The Board of Directors recommends a vote FOR the proposed amendment.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                         (PROPOSAL NO. 4 ON PROXY CARD)

    The Company's Board of Directors, upon recommendation of its Audit Committee, has selected Coopers & Lybrand, independent certified public accountants, to audit the books, records and accounts of the Company and its consolidated subsidiaries for the 1998 fiscal year. Coopers & Lybrand has audited the books, records and accounts of the Company and its subsidiaries for a number of years. If the stockholders do not ratify the appointment of Coopers & Lybrand, other certified public accountants will be appointed by the Board on recommendation of the audit committee.

    It is anticipated that representatives of Coopers & Lybrand will attend the Meeting with the opportunity to make any statement they may desire to make, and will be available to respond to appropriate questions from stockholders.

    Ratification of the selection of independent public accountants for the Company requires the affirmative vote of a majority in voting interest of the stockholders present, in person or by proxy, and entitled to vote at the Meeting. Abstentions and broker non-votes will not be voted for or against this proposal, but will have the effect of negative votes since an affirmative vote of a majority in voting interest of stockholders present and eligible to vote is required to ratify the selection.

    The Board of Directors recommends a vote FOR ratification of the selection of Coopers & Lybrand.

                           CERTAIN OTHER TRANSACTIONS

    In connection with the purchase by Mr. Briskin of shares of the Company's Class A Common Stock in 1979 and 1980, the Company loaned Mr. Briskin $212,500 and $303,750, respectively. Under the Second Amendment of his Employment Agreement, the interest rates payable under the notes reflecting such loans and the maturity dates of such notes were modified. Interest on the unpaid principal of such loans is payable at the rate of 6% per annum payable annually on or before December 31 of each year. Principal on the $212,500 note is payable in annual installments of $16,464.89 commencing December 31, 1994 and continuing each December 31 thereafter until December 31, 2003 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. Principal on the $303,750 note is payable in annual installments of $23,535.11 commencing on December 31, 1994 and continuing each December 31 thereafter until December 31, 2003 at which time the entire unpaid principal balance of that note with all accrued and unpaid interest is due and payable. The foregoing notes are collateralized by 180,000 shares of the Company's Class B Common Stock. The outstanding principal balance of the two notes as of December 31, 1997 was $255,000.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    In the event that a stockholder wishes to submit a proposal for consideration by the stockholders of the Company at the next Annual Meeting of Stockholders in conformity with current Securities and Exchange Commission proxy regulations and any such proposal must be received by any Assistant Secretary of the Company no later than January 18, 1999 in order for it to be includable in the proxy statement for such Annual Meeting.

                                          By Order of the Board of Directors

                                          Assistant Secretary

May 18, 1998

                                   EXHIBIT A
          PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

    RESOLVED, that the second sentence of Article Fourth of the Restated Certificate of Incorporation of this Corporation be amended to read in its entirety as follows:

       "The aggregate number of shares the corporation is authorized to issue is twelve million (12,000,000), divided into ten million (10,000,000) shares of Class A Common Stock at a par value of Twenty-Five Cents ($0.25) each, one million five hundred thousand (1,500,000) shares of Class B Common Stock at a par value of Twenty-Five Cents ($0.25) each, and five hundred thousand (500,000) shares of Serial Preferred Stock at a par value of Fifteen Dollars ($15.00) each."

                                                                PRELIMINARY COPY

PROXY                                                             CLASS A COMMON

                               ARDEN GROUP, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

    Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 17, 1998 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1, 2, 3 AND 4.

    1. ELECTION OF DIRECTORS
     FOR / / The nominee listed below

      WITHHOLD AUTHORITY / / to vote for the nominee listed below

        Daniel Lembark

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE
                  THROUGH THAT NOMINEE'S NAME.)

    2. FOR / / AGAINST / / ABSTAIN / / the proposal to approve the Bernard Briskin Bonus Plan.

    3. FOR / / AGAINST / / ABSTAIN / / the proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Class A and Class B Common Stock.

    4. FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of Coopers & Lybrand as independent public accountants of the Company.

                     (Continued and to be signed on other side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    The undersigned hereby revokes all prior proxies.
                                                    PLEASE SIGN, DATE, AND MAIL
                                                    THIS PROXY TODAY
                                                    Dated ______________________
                                                    Signature __________________
                                                    Signature __________________

                                                    / / I/WE PLAN TO ATTEND THE
                                                        MEETING.

                                                 Please be sure to date this
                                                 Proxy and to sign exactly as
                                                 your name appears hereon; joint
                                                 owners should each sign; if by
                                                 a corporation, in the manner
                                                 usually employed by it; if by a
                                                 fiduciary, the fiduciary's
                                                 title should be shown.

                                                 YOUR VOTE IS IMPORTANT.

                                                                PRELIMINARY COPY

PROXY                                                             CLASS B COMMON

                               ARDEN GROUP, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ARDEN GROUP, INC.

    Bernard Briskin, Daniel Lembark and Ben Winters are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Arden Group, Inc., at The Beverly Hilton Hotel, Beverly Hills, California at 10:00 a.m. on June 17, 1998 and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1, 2, 3 AND 4.

    1. ELECTION OF DIRECTORS
     FOR / / The nominees listed below

      WITHHOLD AUTHORITY / / to vote for the nominees listed below

        (a) Bernard Briskin (b) John G. Danhakl

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE
                  THROUGH THAT NOMINEE'S NAME.)

    2. FOR / / AGAINST / / ABSTAIN / / the proposal to approve the Bernard Briskin Bonus Plan.

    3. FOR / / AGAINST / / ABSTAIN / / the proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Class A and Class B Common Stock.

    4. FOR / / AGAINST / / ABSTAIN / / the proposal to ratify the selection of Coopers & Lybrand as independent public accountants of the Company.

                     (Continued and to be signed on other side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

    The undersigned hereby revokes all prior proxies.
                                                    PLEASE SIGN, DATE, AND MAIL
                                                    THIS PROXY TODAY
                                                    Dated ______________________
                                                    Signature __________________
                                                    Signature __________________

                                                    / / I/WE PLAN TO ATTEND THE
                                                        MEETING.

                                                 Please be sure to date this
                                                 Proxy and to sign exactly as
                                                 your name appears hereon; joint
                                                 owners should each sign; if by
                                                 a corporation, in the manner
                                                 usually employed by it; if by a
                                                 fiduciary, the fiduciary's
                                                 title should be shown.

                                                 YOUR VOTE IS IMPORTANT.

                             SECOND
               AMENDMENT TO EMPLOYMENT AGREEMENT

     This Second Amendment to Employment Agreement (the "Second Amendment") is made and entered into effective as of January 1, 1997 by and between Arden Group, Inc., a Delaware corporation ("Arden Group"), Arden-Mayfair, Inc., a Delaware corporation and a wholly-owned subsidiary of Arden Group ("Arden-Mayfair"), AMG Holdings, Inc., formerly known as Telautograph Corporation, a Virginia corporation and a wholly-owned subsidiary of Arden-Mayfair ("AMG"), Gelson's Markets, a California corporation and a wholly-owned subsidiary of Arden-Mayfair ("Gelson's")(Arden Group, Arden-Mayfair, AMG and Gelson's are herein sometimes referred to collectively as the "Companies" and individually as a "Company"), and Bernard Briskin ("Employee"), with reference to the following facts:

     A. The parties hereto are parties to that certain Employment Agreement dated as of May 13, 1988, as amended by that certain Amendment to Employment Agreement dated April 27, 1994 (collectively, the "Agreement").

     B. Pursuant to Section 13 of the Agreement, the Boards of Directors of the Companies have examined the terms of the Agreement, the duties and performance of Employee and the future needs of the Companies and have made a good faith determination that the terms of Employee's employment thereunder should be revised. Accordingly, the parties desire to amend the Agreement, effective January 1, 1997, to make certain changes to the Agreement, including, but not limited to, an increase in the base salary payable to Employee and an extension of the term thereof.

     NOW, THEREFORE, for and in consideration of the promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. The first sentence of Section 2 of the Agreement is deleted and replaced with the following:

     "The Companies agree to and hereby do continue to employ Employee, and Employee agrees to and hereby does continue in the employ of the Companies, as president and chief executive officer of Arden Group and Arden-Mayfair, and as chief executive officer of AMG and Gelson's; in addition, Employee shall continue to serve as Chairman of the Board of Directors of Arden Group. In the event that, during the term of this Agreement, Arden Group fails to elect or appoint Employee as Chairman of Arden Group's Board of Directors, as President of Arden Group and as Chief Executive Officer of Arden Group, Employee shall have the right thereafter upon ninety (90) days' written notice to terminate his employment by the Companies and such termination shall be deemed to be a termination by the Companies without cause."

     2. The first sentence of Section 3 of the Agreement is hereby amended in its entirety to read as follows:

     "The initial term of this Agreement, which commenced at 12:00 A.M. on January 3, 1988 and was scheduled to expire at 12:00 A.M. on January 1, 2001, is hereby extended to 12:00 A.M. on January 1, 2004, subject to termination or extension as hereinafter provided."

The remainder of Section 3 shall remain in full force and effect, in accordance with its terms, and all references therein and in the rest of the Agreement to the expiration of the term shall mean 12:00 A.M. on January 1, 2004.

     3. Section 5 of the Agreement is hereby amended in its entirety to read as follows:

     "5.  COMPENSATION.

          "(a) IN GENERAL. All compensation payable to Employee hereunder shall be paid to Employee by Arden Group, with such inter-company adjustments in respect of such payments as the Companies deem appropriate. Arden Group shall be primarily liable for the payment of all compensation payable to Employee hereunder, and Arden-Mayfair, AMG and Gelson's shall be liable to Employee for the payment of any such compensation only in the event of non-payment thereof by Arden Group. All compensation shall be subject to required withholding.

          "(b) 1994-1996. During the period from January 1, 1994 through December 31, 1996, but as to the Bonus for 1995 and thereafter contingent upon the satisfaction of the requirements in Section 5(d) below, for all services to be rendered by Employee hereunder, Employee shall be paid an annual base salary (the "Base Salary"), payable in equal installments no less frequently than twice monthly, as provided in subsection (1) below, and incentive compensation consisting of a cash bonus (the "Bonus") for each complete or partial fiscal year of Arden Group during 1994 through and including 1996, as provided in subsection (2) below.

               "(1) Employee's Base Salary for the period beginning on January 1, 1994 and ending on December 31, 1994 shall be $440,000. Employee's Base Salary shall be adjusted effective as of January 1, 1995 and effective as of January 1, 1996 (each such January 1 being the "Adjustment Date") by the amount of the increase, if any, in the Consumer Price Index for All Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside Metropolitan Area (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"), calculated in accordance with this subsection (1); provided, however, that on each Adjustment Date the Base Salary shall be adjusted for one hundred percent (100%) of any increase in the Index up to three percent (3%) and for fifty percent

     (50%) of any increase in the Index in excess of three percent (3%) up to five percent (5%), but there shall be no adjustment for any increase in the Index in excess of five percent (5%) (such adjustments for the increase in the Index are hereinafter referred to as the "Allowable Adjustments"). The amount of the increase in the Index shall be calculated by dividing the Index for the month of October immediately preceding the applicable Adjustment Date (the "Comparison Index") by the Index for the October of the immediately preceding calendar year (the "Base Index"). No carryover of any increase in the Index of more than five percent (5%) shall be permitted.

               "For example, the adjustment to the Base Salary on January 1, 1995 shall be determined as follows. First, calculate the increase in the Index by dividing the Index for October 1994 by the Index for October 1993. By way of illustration only, if the Index in effect for October 1994 is 115.5 and the Index in effect for October 1993 was 110, the increase in the Index would be 115.5/110 = 5%. Next, multiply the Base Salary for 1994 by the Allowable Adjustments for the increase in the Index, and add this amount to the Base Salary for 1994 to arrive at the Base Salary on January 1, 1995. Continuing the foregoing illustration, the Base Salary beginning on January 1, 1995 would be $440,000 + (3% x $440,000) + (50% x 2% x $440,000), or $457,600. If the increase in the
     Index had been 6% instead of 5%, the Base Salary beginning on January 1, 1995 would also be $457,600, since there is no adjustment for any increase in the Index in excess of 5%. The adjustment to the Base Salary on January 1, 1996 would be determined in a similar manner, with the adjustment being made to the Base Salary for 1995.

               "In no event shall the Base Salary on any January 1 be less than the amount of the Base Salary during the preceding twelve-month period.

               "In the event that publication of the Index is changed or discontinued, the parties shall select a replacement index published by a governmental agency. In the event that the references or techniques employed in the calculation of the Index shall be modified and such modification would have resulted in a different figure for the Base Index to be used to calculate the increase in the Index, the parties agree that the Base Index shall be appropriately adjusted and that the Index, as modified, shall be used as provided hereunder.

               "(2) Commencing January 1, 1994, the Bonus in respect of each of Arden Group's fiscal years ending approximately December 31, 1994, 1995 and 1996 shall be an amount equal to the Applicable Percentage (as hereinafter defined) of the Pre-Tax Profits (as hereinafter defined) for such fiscal year. "Pre-Tax Profits" for each such fiscal year shall be the amount shown on the audited Consolidated

     Statement of Operations of Arden Group for such fiscal year as "Income Before Income Taxes and Extraordinary Items," adjusted so as to exclude any charge, accrual or deduction for any Bonus paid or payable to Employee. With respect to each such fiscal year, the Applicable Percentage shall be as follows: with respect to the first $2,000,000 of Pre-Tax Profits for the applicable fiscal year, the Applicable Percentage shall be two and five-tenths percent (2.5%); with respect to all Pre-Tax Profits in excess of $2,000,000 for the applicable fiscal year, the Applicable Percentage shall be three and five-tenths percent (3.5%).

               "No later than fifteen (15) days after the close of each such fiscal year of Arden Group, a good faith estimate of the Bonus which will be payable for said fiscal year shall be made and there shall be advanced to Employee an amount equal to seventy five percent (75%) of said estimate. All such sums so advanced for any such fiscal year shall be credited against the Bonus for such fiscal year, and the amount of the Bonus in excess of such amount so advanced shall be paid to Employee at the conclusion of the audit for such fiscal year. If the amount so advanced to Employee exceeds the amount of the Bonus to which he is entitled for such fiscal year, such excess shall be returned within thirty
     (30) days after Employee receives a written demand therefor.

          "(c) 1997-2004. Commencing January 1, 1997, but as to the Bonus for 1997 and thereafter contingent upon the satisfaction of the requirements in Section 5(d) below, for all services to be rendered by Employee hereunder, Employee shall be paid an annual base salary (the "Base Salary"), payable in equal installments no less frequently than twice monthly, as provided in subsection (1) below, and incentive compensation consisting of a cash bonus (the "Bonus") for each complete or partial fiscal year of Arden Group from and after January 1, 1997 during Employee's employment hereunder, as provided in subsection (2) below.

               "(1) Employee's Base Salary for the period beginning on January 1, 1997 and ending on December 31, 1997 shall be $500,000. (Within ten
     (10) days after execution of this Second Amendment, the Companies shall pay to Employee any salary for calendar year 1997 which is owed and unpaid to Employee based upon the Base Salary set forth in the preceding sentence.) Employee's Base Salary shall be adjusted effective as of January 1, 1998 and effective as of each January 1 thereafter (each such January 1 also being an "Adjustment Date") during the term of this Agreement by the amount of the increase, if any, in the Consumer Price Index for All Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside Metropolitan Area (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (the "Index"), calculated in accordance with this subsection (1); provided, however, that on each Adjustment Date the Base Salary shall be adjusted for one hundred percent (100%) of any increase in the Index up to three percent (3%) and for fifty percent (50%) of any increase in the Index in excess of three percent (3%) up to five percent (5%), but there shall be no adjustment for any increase in the Index in excess of five percent
     (5%) (such adjustments for the increase in the Index are hereinafter referred to as the "Allowable Adjustments"). The amount of the increase in the Index shall be calculated by dividing the Index for the month of October immediately preceding the applicable Adjustment Date (the "Comparison Index") by the Index for the October of the immediately preceding calendar year (the "Base Index"). No carryover of any increase in the Index of more than five percent (5%) shall be permitted.

               "In no event shall the Base Salary on any January 1 be less than the amount of the Base Salary during the preceding twelve-month period.

               "In the event that publication of the Index is changed or discontinued, the parties shall select a replacement index published by a governmental agency. In the event that the references or techniques employed in the calculation of the Index shall be modified and such modification would have resulted in a different figure for the Base Index to be used to calculate the increase in the Index, the parties agree that the Base Index shall be appropriately adjusted and that the Index, as modified, shall be used as provided hereunder.

               "(2) Commencing January 1, 1997, the Bonus in respect of each of Arden Group's fiscal years ending on or after January 3, 1998 shall be an amount equal to the Applicable Percentage (as hereinafter defined) of the Pre-Tax Profits (as hereinafter defined) for such fiscal year. "Pre-Tax Profits" for each such fiscal year shall be the amount shown on the audited Consolidated Statement of Operations of Arden Group for such fiscal year as "Income Before Income Taxes and Extraordinary Items," adjusted so as to exclude any charge, accrual or deduction for (i) any Bonus paid or payable to Employee and (ii) any arbitration award to Danka and the associated expenses expensed in 1997 as a charge to discontinued operations. With respect to each such fiscal year, the Applicable Percentage shall be as follows: with respect to the first $2,000,000 of Pre-Tax Profits for the applicable fiscal year, the Applicable Percentage shall be two and five-tenths percent (2.5%); with respect to all Pre-Tax Profits in excess of $2,000,000 for the applicable fiscal year, the Applicable Percentage shall be three and five-tenths percent (3.5%).

               "No later than fifteen (15) days after the close of each such fiscal year of Arden Group, a good faith estimate of the Bonus which will be payable for said fiscal year shall be made and there shall be advanced to Employee an amount equal to seventy five percent (75%) of said estimate. All such sums so advanced for any such fiscal year shall be credited against the Bonus for such fiscal year, and the amount of the Bonus in excess of such amount so advanced shall be paid to Employee at the conclusion of the audit for such fiscal year. If the amount so advanced to Employee exceeds the amount of the Bonus to which he is entitled for such fiscal year, such excess shall be returned within thirty (30) days after Employee receives a written demand therefor.

          "(d) It is the parties' intention that the provisions of subsection 5(b)(2) and subsection 5(c)(2) of this Agreement, which set forth the formula for the annual Bonus payable to Employee, shall constitute "other performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and "qualified performance-based compensation" within the meaning of Proposed Treasury Regulation Section 1.162-27(e). Payment of the Bonus to Employee for 1995 and thereafter is contingent upon (i) approval by the shareholders of Arden Group of the material terms of the Bonus formula in accordance with the requirements of Proposed Treasury Regulation
     Section 1.162-27(e)(4), and (ii) prior to payment of the Bonus with respect to each fiscal year, the Compensation Committee of Arden Group shall certify in writing in accordance with the requirement of Proposed Treasury Regulation Section 1.162-27(e)(5) that the performance goals were in fact satisfied, i.e., the Pre-Tax Profits with respect to such fiscal year were in fact achieved and that the other material terms of the Bonus formula were in fact satisfied. Arden Group agrees to timely place before the shareholders clause (i) (by asking the shareholders of Arden Group to approve the payment of all bonuses) and to timely seek the certifications required pursuant to clause (ii). In the event that Proposed Treasury Regulation Section 1.162-27(e) is amended, superseded or replaced, the payment of the Bonus with respect to each fiscal year shall, if required by then applicable law or regulation (taking into account any grandfather provisions) be subject to compliance with the applicable requirements of any future Treasury Regulations, whether proposed, temporary or final, with respect to "other performance-based compensation" within the meaning of Code Section 162(m)(4)(C), in lieu of the foregoing provisions of this subsection 5(d), and Arden Group agrees to use its best efforts to comply with all such requirements. If in any year after 1994 the conditions for paying a Bonus to Employee as set forth in this subsection (d) are not satisfied, Employee may terminate the Agreement upon six (6) months' prior written notice to the Companies."

     4.   Section 6 is hereby amended in its entirety to read as follows:

          6. EXPENSES. In addition to the Base Salary and Bonus provided for in Section 5 hereof and the retirement payment provided for in
     Section 9 hereof, the Companies shall, in accordance with their past practices and upon submission of appropriate bills or vouchers, pay or reimburse Employee for all ordinary and usual expenses incurred by Employee in furtherance of or in connection with the business of the Companies. In addition, the Company shall reimburse Employee (as a working condition fringe benefit) for attorneys fees incurred by him in connection with the negotiation and drafting of the Second Amendment, up to a maximum reimbursement of twenty thousand dollars ($20,000)."

     5.   The first two (2) lines of Section 7 are amended to read as follows:

          "In addition to the Base Salary and Bonus provided for in
     Section 5 hereof and the retirement payment provided for in
     Section 9."

Clause (b) of Section 7 is hereby amended in its entirety to read as follows:

          "(b) pay or reimburse Employee for the uninsured medical expenses of Employee and his immediate family (`immediate family' being defined to include Employee, his spouse, and any children of Employee who reside in his home or are full time students at an accredited institution), up to a maximum reimbursement during any calendar year of $200,000 and such reimbursement shall continue until Employee's death; and."

The second to last sentence of Section 7 is deleted in its entirety and replaced by the following: "All benefits referred to in this Section 7 shall be in addition to any other compensation payable to Employee pursuant to the terms of this Agreement."

     6.   Sections 8(a) and (b) of the Agreement are hereby deleted.
Employee shall continue to be entitled to participate in any group life insurance program which the Companies may elect to maintain from time to time.

     7. Section 9 (relating to Severance Pay) is hereby deleted in its entirety and the following is substituted in its place:

          "9.  RETIREMENT COMPENSATION.

          (a) Commencing on the date of Employee's Retirement (as said term is hereinafter defined), the Company shall pay to Employee on a monthly basis in arrears for so long as Employee shall be living an amount per annum equal to twenty-five percent (25%) of Employee's average Base Salary and Bonus (not including benefits, stock option rights or other employee compensation) which Employee had earned and accrued with respect to the last three (3) full fiscal years of the Company prior to Employee's Retirement. By way of example only, assume that Employee retires on June 1, 2001 and assume, for purposes of this example only, that the

     Company's fiscal years ending in 1998, 1999 and 2000 all ended on December 31. The relevant years to determine Employee's retirement payment would be the Company's fiscal years ending December 31, 1998, December 31, 1999, and December 31, 2000. Assume that for the fiscal year ending on December 31, 1998 Employee received a Base Salary of Five Hundred Ten Thousand Dollars ($510,000) and a Bonus was accrued for that fiscal year (regardless of whether the Bonus accrued for that fiscal year was paid during the fiscal year or thereafter) in the amount of One Hundred Thousand Dollars ($100,000). Assume that the Base Salary for the next two fiscal years was Five Hundred Twenty Thousand Dollars ($520,000) and Five Hundred Thirty Thousand Dollars ($530,000), respectively, and that Employee's Bonus accrued with respect to those two fiscal years was One Hundred Twenty Thousand Dollars ($120,000) and One Hundred Fifty Thousand Dollars ($150,000), respectively. Employee's average annual compensation for purposes of this paragraph 9 would thus be Six Hundred Forty Three Thousand Three Hundred Thirty-Three Dollars ($643,333); and pursuant to this paragraph 9, Employee's annual retirement payment due under this paragraph 9 would be One Hundred Sixty Thousand Eight Hundred Thirty-Three Dollars ($160,833) per annum which would commence to accrue on June 1, 2001 and would be payable commencing July 1, 2001 in the monthly amount of $13,402.75.

          (b) In addition to the annual retirement payment payable to Employee pursuant to subparagraph (a), the Company shall continue to provide Employee with health insurance benefits and with an automobile allowance equivalent to that which the Company grants to its senior executives from time to time during Employee's Retirement; provided that he shall continue to receive the uninsured medical expenses as provided in Section 7(b).
     The Company may discharge its health insurance obligation hereunder by paying or reimbursing Employee for a medical supplement policy. If for any reason (whether it be pursuant to applicable law or by reason of the Company's then health insurance contract), the Company cannot provide Employee with health insurance coverage, then it shall pay to Employee, annually, the annual premium which it would pay for health insurance coverage for its average senior executive.

          (c) For purposes of subparagraph (a) above, the Employee shall be deemed to be "Retired" when Employee's Base Salary and Bonus no longer accrue under this Agreement other than by reason of Employee's breach of this Agreement or the Company's termination of this Agreement for cause."

     8.   Section 10 is amended as follows:  (i) In the first sentence of
Section 10(a), the words "this Agreement" are replaced by the words "Employee's employment hereunder"; (ii) Clauses (4), (5) and (8) of Section 10(a) are deleted; (iii) Clause (3) of Section 10(a) is amended in its entirety to read as follows: "payment to Employee of the retirement payment, health benefits and automobile allowance as provided in Section 9;" and (iv) Section 10(b) is deleted in its entirety.

     9.   Section 11(c) is hereby deleted.

     10. Section 12 of the Agreement is deleted in its entirety and replaced with the following:

          "12. PRORATION OF BONUS. If Employee's employment is terminated during the term hereof and thereafter Employee is entitled to no further payment of Bonus, then the remainder of any Bonus payable to Employee for the year in which such termination occurs, if any, shall be paid no later than 45 days after the close of the then current fiscal quarter of Arden Group (unless such termination occurs during the fourth quarter of Arden Group's fiscal year, in which event it shall be paid no later than 90 days after the close of such fiscal year), and shall be adjusted as follows:
     For purposes of calculating the Bonus, Employee's employment shall be deemed to terminate at the end of the calendar month in which his employment is actually terminated. For purposes of Section 5(b)(2) and 5(c)(2), the $2,000,000 amount shall be prorated for the number of months of Arden Group's fiscal year that have elapsed through the date of termination (including the entire calendar month in which employment actually terminated); and the Applicable Percentage of 2-1/2% shall be applied to Pre-Tax Profits up to such prorated amount and the Applicable Percentage of 3-1/2% shall be applied to Pre-Tax Profits in excess of such prorated amount. By way of example only, if the termination of employment occurred at any time during the month of May and if Arden Group's fiscal year were the calendar year, then Employee's Bonus for said fiscal year through the date of employment would equal 2-1/2% of $833,333 (that is, 5/12ths of $2,000,000) plus 3-1/2% of Pre-Tax Profits through the end of May to the extent in excess of $833,333. Pre-Tax Profits shall be as defined in Sections 5(b)(2) and 5(c)(2) hereof but shall be prorated to the end of the calendar month in which such termination occurs and calculated based upon the quarterly unaudited consolidated financial statements filed with the Securities and Exchange Commission on Form 10-Q, if the termination occurs during the first three quarters of any fiscal year, and in all other cases, upon the audited Consolidated Statement of Operations of Arden Group."

     11.  Section 13 is hereby amended in its entirety to read as follows:

                    "13. GOOD FAITH REEVALUATION OF COMPENSATION. The parties agree that, during calendar year 2002, the Compensation Committee of Arden Group and Employee shall meet to discuss in good faith whether, based on the services being performed by Employee hereunder and the needs of the Companies, there should be an adjustment to the Base Salary and/or Bonus structure payable to him pursuant to Section 5 hereunder; provided, however, that the parties acknowledge and agree that the Companies shall not have any legal obligation to make such an adjustment."

     12.  A new Section 26 is added to read as follows:

                    "26.  TERMINATION.

                         (a) TERMINATION BY COMPANIES FOR CAUSE. The Companies may terminate the employment of Employee for "cause" by written notice to Employee. For purposes of this Agreement, "cause" shall mean only (i) conviction of a crime directly related to his employment hereunder, (ii) conviction of a felony involving moral turpitude, (iii) willful and gross mismanagement of the business and affairs of Companies, or (iv) breach of any material provision of this Agreement. In the event the employment of Employee is terminated pursuant to this subsection 26(a), Companies shall have no further liability to Employee other than for compensation accrued through the date of termination but not yet paid.

                         In the event Companies contend that they have cause to terminate Employee pursuant to clause (iii) or (iv) of the second sentence of this subsection 26(a), Companies shall provide Employee with written notice specifying in reasonable detail the services or matters which they contend Employee has not been adequately performing or the material provisions of this Agreement of which Employee is in violation and the acts constituting such violation.
          If the events can be cured and corrected and if, within ten (10) days of receipt of the notice, Employee performs the required services or modifies his performance to correct the matters complained of, Employee's breach will be deemed cured, and Employee's employment shall not be terminated. However, if the nature of the service not performed by Employee or the matters complained of are curable but more than ten (10) days are reasonably required to perform the required service or to correct the matters complained of, then his breach will be deemed cured if he commences to perform such service or to correct such matters within the ten (10) day period and thereafter diligently prosecutes such performance or correction to completion within sixty (60) days after the Companies' original notice (the "extension"). If Employee does not perform the required services or modify his performance to correct the matter complained of within the ten (10) day period or the extension thereof, Companies shall have the right to terminate this Agreement at the end of the ten (10) day period or extension thereof. It is understood that Employee's performance hereunder shall not be deemed unsatisfactory solely on the basis of any economic performance of Companies because this performance will depend in part on a variety of factors.

                         (b) TERMINATION BY COMPANIES WITHOUT CAUSE. The Companies may terminate the employment of Employee without "cause" (as defined in subsection 26(a) above) at any time during the term hereof by giving written notice to Employee specifying therein the effective date of termination. In the event the employment of Employee is terminated pursuant to this subsection 26(b) without cause, Companies shall be obligated to pay to Employee his Base Salary and his Bonus pursuant to Section 5 of this Agreement and all other benefits payable to Employee under this Agreement for the balance of the remaining term under Section 3 (without extension). Employee shall have no duty to mitigate and Companies shall have no right to offset any other compensation paid to Employee during the applicable time period."

     13.  The effective date of this Amendment shall be January 1, 1997.

     14. Except as expressly modified and amended by this Second Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective the date first written above.

                              ARDEN GROUP, INC.



                              By:   ERNEST T. KLINGER
                                 ----------------------
                              Title: VICE PRESIDENT
                                    -------------------



                              ARDEN-MAYFAIR, INC.



                              By:   ERNEST T. KLINGER
                                 ----------------------
                              Title: VICE PRESIDENT
                                    -------------------


                              AMG HOLDINGS, INC.



                              By:   ERNEST T. KLINGER
                                 ----------------------
                              Title: SECRETARY
                                    -------------------

                              GELSON'S MARKETS



                              By:   ERNEST T. KLINGER
                                 ----------------------
                              Title: SECRETARY
                                    -------------------



                                    BERNARD BRISKIN
                                    -------------------
                                    Bernard Briskin